SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               UROMED CORPORATION
  ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

  ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               UROMED CORPORATION

April 10, 2000

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of UroMed Corporation (the "Company"), to be held at 9:00 a.m. on Friday, May 12, 2000 at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts (the "Meeting").

     The Notice of Special Meeting and Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting.

     The Board of Directors of the Company encourages your participation in the Company's corporate governance and, to that end, solicits your proxy. You may give your proxy by completing, dating, and signing the enclosed proxy and returning it promptly in the enclosed envelope. You are urged to do so even if you plan to attend the Meeting. We hope you will be able to join us on May 12, 2000.

Sincerely,

John G. Simon
Chairman of the Board






















              1400 Providence Highway, Norwood, Massachusetts 02062

                               UROMED CORPORATION

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           To Be Held On May 12, 2000
                           --------------------------

     Notice is hereby given that a Special Meeting of Stockholders of UroMed Corporation (the "Company") will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts on Friday, May 12, 2000 at 9:00 a.m., local time, to consider and act upon the following matters:

     1) A proposal to elect two Class III directors of the Company, each to hold a three-year term.
     2) A proposal to adopt the Company's Second Amended and Restated 1991 Stock Option Plan.
     3) A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the current fiscal year.
     4) To transact such other business as may properly come before the Meeting or any adjournments thereof.


     This Special Meeting is being held in lieu of an annual meeting of stockholders in 2000. Stockholders of record at the close of business on March 15, 2000 will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment thereof. All stockholders are cordially invited to attend the Meeting. Information relating to the matters to be considered and voted on at the Special Meeting is set forth in the proxy statement accompanying this Notice.

                       BY ORDER OF THE BOARD OF DIRECTORS

April 10, 2000

     THE BOARD OF DIRECTORS IS SOLICITING THE ENCLOSED PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE ENCLOSED PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON


  /s/ Donald-Bruce Abrams
___________________________
           CLERK

                               UROMED CORPORATION
                             1400 Providence Highway
                                Norwood, MA 02062

                                 ---------------
                                 PROXY STATEMENT
                                ----------------

     INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UroMed Corporation, a Massachusetts corporation (the "Company"), of proxies for use at a Special Meeting of Stockholders (the "Meeting") to be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts on Friday May 12, 2000 at 9:00 a.m., local time, and at any adjourned session thereof. This Special Meeting is being held in lieu of an annual meeting of stockholders in 2000. This Proxy Statement and the enclosed Annual Report to Stockholders for the Company's fiscal year ended December 31, 1999 are being mailed to stockholders on or about April 10, 1999. The Annual Report does not constitute any part of this Proxy Statement.

     SOLICITATION. The entire cost of preparing, assembling, and mailing this proxy material will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing certain beneficial owners of shares for their reasonable expenses in sending proxy material to and obtaining proxies from such beneficial owners.

     REVOCATION. A proxy may be revoked by a stockholder at any time prior to its use by giving written notice of such revocation to the Clerk of the Company, by appearing at the Meeting and voting in person, or by returning a later dated proxy in the form enclosed.

     QUORUM AND VOTING. Stockholders of record as of the close of business on March 15, 2000 will be entitled to vote at the Meeting. As of such record date, there were issued and outstanding and entitled to vote 5,175,162 shares of the common stock, no par value, of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

     TABULATION OF VOTES. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and, in the discretion of the named proxies, with respect to any other proposals that may properly come before the Meeting. Broker non-votes (if the broker has voted on at least one proposal) and proxies that withhold authority to vote for election of a director or that reflect abstentions will be deemed present for the purpose of determining the presence of a quorum for the transaction of business. A broker non-vote will have no effect on the outcome of voting on such proposal. An abstention with respect to a proposal will have the effect of a vote against such proposal.

     The Board of Directors does not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Special Meeting of Stockholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitute acting thereunder, will vote on such matter in accordance with their best judgment.

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 10, 2000 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock (ii) each director of the Company, (iii) each of the executive officers of the Company as named in the Summary Compensation Table, and (iv) all of the directors and officers of the Company as a group.

                                                                     Shares Beneficially Owned (1)
                                                                     _____________________________
Name and address                                                         Number         Percent
----------------                                                         _________      _______
John G. Simon........................................................    562,056(2)      10.8%
     c/o UroMed Corporation, Building No. 2
     1400 Providence Highway, Norwood, MA 02062
Daniel Muscatello....................................................      8,677(3)        *
Richard A. Sandberg..................................................      1,834(4)        *
Thomas E. Tierney....................................................      2,400(5)        *
Elizabeth B. Connell, M.D............................................      7,850(6)        *
E. Kevin Hrusovsky(7)................................................       --             --
Domenic C. Micale....................................................      1,110(8)        *
All directors and executive officers as a group (7 persons)........      562,090(9)      10.8%

--------------------------

*   Less than 1%.

     (1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned. Includes shares issuable upon exercise of options exercisable as of March 10, 2000 or within 60 days after such date.
     (2) Includes (i) 6,584 shares held by The Clarendon 1993 Irrevocable Trust, of which Mr. Simon is a Trustee and over which Mr. Simon shares investment and voting control, (ii) 10,694 shares issuable upon exercise of stock options, and
(iii) 21,837 shares issuable upon exercise of stock options held by directors and officers of the Company with respect to which Mr. Simon has the right to direct the vote pursuant to contractual relationships between the Company and such persons.
     (3) Represents 8,677 shares issuable upon exercise of stock options.
     (4) Includes  1,800 shares  issuable  upon exercise of stock  options.
     (5) Represents 2,400 shares issuable upon exercise of stock options.
     (6) Represents 7,850 shares issuable upon exercise of stock options.
     (7) Mr. Hrusovsky was elected to the Board of Directors on March 29, 2000 and filled the vacancy created by Mr. David P. Fialkow who resigned effective as of that date.
     (8) Represents 1,110 shares issuable upon exercise of stock options.
     (9) Includes 32,531 shares issuable upon exercise of stock options, including 21,837 shares issuable upon exercise of stock options held by directors and officers of the Company, all of the ownership of which has been attributed soley to Mr. Simon.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with each class having two directors each, with the members of each such class serving a three year term. Each year the Company's stockholders have the opportunity to elect the members of one class. At the Meeting, the terms of the members of Class III, Mr. John G. Simon and Richard A. Sandberg, expire. Mr. Simon and Mr. Sandberg are the only nominees for election as Class III Directors, for a term to expire at the 2003 Annual Meeting of Stockholders.

     Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of Mr. Simon and Mr. Sandberg to be directors of the Company until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified. The affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting by proxy is required for the election of Mr. Simon and Mr. Sandberg as Class III directors.

     The Class I directors of the Company with terms expiring at the 2001 Annual Meeting of Stockholders are Daniel Muscatello and Dr. Elizabeth E. Connell. The Class II directors of the Company with terms expiring at the 2002 Annual Meeting of Stockholders are Mr. Thomas E. Tierney and Mr. E. Kevin Hrusovsky. Mr. Hrusovsky was elected a Director by vote of the Board of Directors on March 29, 2000 in order to fill the vacancy created by Mr. David P. Fialkow's resignation as a Director on that date.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.


     The following table sets forth, with respect to the members of the Board of Directors, the name, age, length of service as a director and any service on committees of the Board of Directors of the Company. For information regarding the number of shares of the Company's Common Stock owned by each nominee and all directors as of March 10, 2000, see "Stock Ownership of Principal Stockholders and Management." The address for each person listed below is c/o the Company at 1400 Providence Highway, Norwood, MA 02062.

                                                               Year First    Positions and
                                                               Became        offices with
Name                                                  Age      Director      the Company
-----                                                 ---     ----------     -------------
John G. Simon...................................      37         1990        Chairman of the
                                                                             Board, Director
                                                                             and former
                                                                             President and Chief
                                                                             Executive Officer
Daniel Muscatello...............................      44         1999        Director, President
                                                                             and Chief Executive
                                                                             Officer
Elizabeth B. Connell, M.D.......................      74         1994        Director
Richard A. Sandberg (l).........................      57         1991        Director
Thomas E. Tierney (l)...........................      72         1991        Director
E. Kevin Hrusovsky (1)(2).......................      38         2000        Director

--------------------------
     (1) Member of the Compensation Committee and Audit Committee of the Board of Directors.
     (2) Mr. Hrusovsky was elected to the Board of Directors on March 29, 2000 to replace David P. Fialkow who resigned at that date.

BACKGROUND OF DIRECTORS

     John G. Simon, Chairman of the Board of Directors, and former President and Chief Executive Officer. Mr. Simon is the founder of the Company and served as President and Chief Executive Officer of the Company from its inception in 1990 until December 1999, and as Chairman of the Board of Directors of the Company since its inception in 1990.

     Daniel Muscatello, Director, President and Chief Executive Officer. Mr. Muscatello joined the Company in February 1997 as Director of Marketing and was appointed Vice President of Marketing and Sales in 1998. He was appointed President and Chief Executive Officer in December 1999 at which time he was also elected a member of the Company's Board of Directors. Prior to joining the Company, Mr. Muscatello held management positions as Healthcare Consultant, Corporate Account Executive and Region Manager with Baxter Healthcare from 1993 to 1997. Prior to that, Mr. Muscatello was Director of Marketing for Alcon Laboratories, Inc. Systems Division from 1991 to 1993.

     Elizabeth B. Connell, M.D., Director. Dr. Connell has served as a Director of the Company since 1994. Since 1981, she has served as a professor in the Department of Gynecology and Obstetrics at Emory University School of Medicine in Atlanta, Georgia and was appointed Professor Emeritus effective January 1, 1997. Dr. Connell also currently serves as a consultant to the U.S. Food and Drug Administration's OB/GYN Devices Panel.

     Richard A. Sandberg, Director. Mr. Sandberg has served as a Director of the Company since 1991. Mr. Sandberg is a private investor and serves as Chairman of the Board of Directors of numerous private companies. From 1983 to 1997, he served in a variety of positions at DIANON Systems Inc., an oncology and gynecology marketing and database firm which he co-founded, most recently serving as Chairman and Chief Executive Officer. Mr. Sandberg is a director of Matritech, Inc. a manufacturer of oncology diagnostic test technologies.

     Thomas E. Tierney, Director. Mr. Tierney has served as a Director of the Company since 1991. He has served as the Chairman of T.E.T. Associates, a health care consulting firm, since 1988 and as the Chairman of Warehouse Products Testing Corp. from 1994 to 1996. He was formerly with Kendall Co., a health products firm, from 1951 to 1988 where he held numerous positions including Executive Vice President and General Manager of the Healthcare Division and Group Executive for the Health Care Business. Mr. Tierney is also a Director of Procyte Corporation.

     E. Kevin Hrusovsky, Director. Mr. Hrusovsky was elected a Director of the Company on March 29, 2000. He has served as the President and Chief Executive Officer of Zymark Corporation, a provider of products, technologies and services for laboratory applications since 1996. He was formerly with FMC Corporation, a producer of chemicals and machinery for industry and agriculture, from 1992 to 1996, where he held management positions as International Director, Agricultural Products Group, Division Manager, Pharmaceutical and Global Sales and Marketing Director, Pharmaceutical.


                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the Company's fiscal year ended December 31, 1999, the Board of Directors held five meetings.

     Each of the Audit Committee of the Board of Directors (the "Audit Committee") and the Compensation Committee of the Board of Directors (the "Compensation Committee") presently are composed of three directors: Richard A. Sandberg, Thomas E. Tierney and E. Kevin Hrusovsky. Mr. Hrusovsky was elected to the Audit Committee and Compensation Committee on March 29, 2000 and filled the vacancies on those committees created by Mr. David P. Fialkow who resigned effective as of that date. Responsibilities of the Audit Committee include engagement of independent accountants, review of audit fees, supervision of matters relating to audit functions, review of internal policies and procedures regarding audits, accounting and other financial controls, and reviewing related party transactions. During 1999, the Audit Committee held two meetings. Responsibilities of the Compensation Committee include approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options and other benefits under the Company's Amended and Restated 1991 Stock Option Plan (the "1991 Stock Option Plan"), and general review of the Company's employee compensation policies. During 1999, the Compensation Committee held two meetings.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee currently consists of three outside directors, Richard A. Sandberg, Thomas E. Tierney and E. Kevin Hrusovsky. Mr. Hrusovsky was elected to the Compensation Committee on March 29, 2000 and filled the vacancy created by Mr. David P. Fialkow who resigned effective as of that date. No member of the Compensation Committee is a former or current officer or employee of the Company. To the Company's knowledge, there were no other relationships involving members of the Committee or other directors of the Company requiring disclosure in this Proxy Statement.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain compensation information for the fiscal years ended December 31, 1999, 1998 and 1997 with respect to the Company's Chief Executive Officer, former Chief Executive Officer and all the other most highly compensated executive officers of the Company whose total salary and bonuses for the fiscal year indicated exceeded $100,000.


                           SUMMARY COMPENSATION TABLE



                                                                             SECURITIES    ALL OTHER
                                                                             UNDERLYING    COMPEN-
NAME AND PRINCIPAL POSITION                   YEAR    SALARY      BONUS       OPTIONS       SATION
---------------------------------------       -----   ----------  ---------  ----------    ---------
John G. Simon
  Chairman of the Board and former            1999    $225,000(1) $63,000(2)      --       $  --
  Chief Executive Officer & President         1998     225,000(1)  39,375(2)   12,992(3)      --
                                              1997     167,522       --         2,900(3)      --
Daniel Muscatello
  President and Chief Executive Officer       1999     147,896     30,040(2)   85,989         --
                                              1998     138,202     17,000(2)   29,400(4)      --
                                              1997     119,827     16,000(2)    3,200(4)    52,000(5)
Domenic C. Micale
  Vice President Finance and Treasurer        1999      93,333     15,582(2)    3,000         --
                                              1998      71,249      4,620(2)   18,600(6)      --
                                              1997      64,347      6,250(2)    1,080(6)      --


-------------------------
     (1) Includes $56,475 of deferred salary for 1998 that was paid in February 1999.
     (2) Bonus amounts reflected for 1999, 1998 and 1997 relate to such years but were paid in February 2000, 1999 and 1998, respectively.
     (3) 1998 stock option grants include 12,992 stock options that were granted in prior years and repriced in 1998. The options repriced were originally issued as follows: 3,292 in 1993, 2,400 in 1995, 4,400 in 1996, and 2,900 in 1997.
These options were both canceled and reissued in 1998.
     (4) 1998 stock option grants include 7,200 stock options, originally issued in 1998 and repriced later in 1998. Of these repriced options in 1998, 3,200 were originally issued in 1997. These options were both canceled and reissued in 1998.
     (5) 1997 amount pertains to relocation and related payments.
     (6) 1998 stock option grants include 1,800 stock options, originally issued in 1998 and repriced later in 1998. Of these repriced options in 1998, 1,080 options were originally issued in 1997. These options were both canceled and reissued in 1998.

                        Option Grants in Last Fiscal Year
                                Individual Grants

                                                                           Potential Realizable Value
                    Number of       % of Total                             at Assumed Annual Rate of
                   Securities      Options Granted                         Stock Price Appreciation
                    Underlying     to Employees in    Exercise    Expiration    for Option Term
                 Options Granted    Fiscal Year    Price ($/sh)   Date            5%           10%
                       (1)
                 ---------------  ---------------- ------------  --------- ---------------------------
John G. Simon            --              --          $ --           --          $  --        $   --


Daniel Muscatello      12,000           8.57%         1.38        8/11/09        10,377        26,297
                       73,989          52.85%         1.09       12/16/09        50,905       129,004

Domenic C. Micale       3,000           2.14%         1.38        8/11/09         2,594         6,574



-------------------------

     (1) Grants under the 1991 Stock Option Plan. These options have a four-year vesting period, with 12.5% vesting after the first six months and the remainder monthly at a rate of 2.08% per month for the remaining forty-two months. Such options are not transferable, other than by will or the laws of descent and distribution.




     Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

                                                                             Value of Unexercised
                    Number of     Value    Number of Securities Underlying       In-the-Money
               Shares Acquired  Realized   Unexercised Options at 12/31/99    Options at 12/31/99(2)
Name             on Exercise       (1)     Exercisable      Unexercisable   Exercisable  Unexercisable
-----          ---------------  --------   -------------------------------- --------------------------
John G. Simon         --         $  --          9,925           3,067          $  --       $  --
Daniel Muscatello     --            --          5,543         102,646             --          --
Domenic C. Micale     --            --          4,370          15,430             --          --

 - ------------------------

     (1) Value realized is based on the fair market value of the Common Stock as of the date of exercise minus the exercise price.
     (2) Value is based on the closing sale price of the Common Stock as of the last business day of the year, minus the exercise price.

                  EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company entered into an amended employment agreement with Daniel Muscatello as President and Chief Executive Officer on December 1, 1999. The agreement is renewable at the option of both parties and provides for (i) an annual base salary of $200,000 subject to annual review and increase, (ii) such incentive bonus payments as the Company may from time to time determine, (iii) severance payments equal to twelve months' base salary and medical insurance costs in the event that Mr. Muscatello's employment terminates other than for cause. Mr. Muscatello's employment agreement also provides for assignment to the Company of his rights to inventions and proprietary information and contains confidentiality and non-competition provisions.

     The Company has entered into an "at-will" employment agreement with Domenic
C. Micale for an initial term of five years, dated as of September 30, 1996. The agreement with Mr. Micale provides for such incentive bonus payments as the Company may from time to time determine. The current semi-monthly salary for Mr. Micale is $4,375. This salary is subject to annual review and adjustment.

     The employment agreement between the Company and John G. Simon with respect to Mr. Simon's position as President and Chief Executive Officer expired on March 17, 1999. That agreement provided for an annual base salary of $225,000. See "Director Compensation" below for a description of the new agreement with Mr. Simon with respect to his capacity as Chairman of the Board of Directors.


                              DIRECTOR COMPENSATION

     The Company pays the travel expenses of non-employee directors for attendance at meetings of the Board of Directors and committees thereof. Cash compensation of $500 per meeting and a $2,000 annual retainer per person was paid to the Directors in 1999. In 2000, cash compensation of $1,000 per meeting and a $5,000 annual retainer per person will be paid to the Directors.

     In addition, under the terms of the 1991 Stock Option Plan, as amended, each non-employee director of the Company receives quarterly grants of options to purchase 500 shares of the Common Stock effective as of May 12, 2000, and each non-employee director who is first elected to the Board after January 1, 2000 will receive options to purchase 10,000 shares of Common Stock.

     The Company entered into an employment agreement with John G. Simon with respect to his position as Chairman of the Board of Directors commencing December 1, 1999 and continuing until March 31, 2001. The agreement may be extended thereafter only by written agreement of the Company and Mr. Simon. The agreement with Mr. Simon provides for an annual salary of $225,000.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION PHILOSOPHY

     The objectives of the Company's executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

     - Competitive and Fair Compensation

     The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of comparable medical products and other relevant companies in a similar stage of development. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies.

     - Short-term Cash Compensation

     Cash compensation consists of two components: annual salary and cash incentive compensation. The annual salaries of the executive officers are evaluated based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals and milestones are met. Individual performance is evaluated by reviewing attainment of specified individual objectives and milestones and the degree to which teamwork and Company values are fostered. Cash incentive compensation is based upon the achievement of functional, divisional and corporate goals as well as individual performance.

     - Long-term Incentive Compensation

     Because not all short-term management accomplishments are directly related to changes in short-term stockholder value, the Compensation Committee believes that management should also have a long-term compensation component related to increasing stockholder value. To assure that executive officers' goals and accomplishments are linked with increasing stockholder value, the Compensation Committee believes that the grant of options to purchase the Company's Common Stock that become exercisable over an extended period of time should be an integral part of the overall compensation philosophy.


     COMPENSATION PROGRAM COMPONENTS

     Annual compensation for the Company's executive officers currently consists of three elements - salary, cash incentive compensation and equity participation. Executive officers are also entitled to participate in the same benefit plans available to other employees. In setting the base salaries of the Company's executive officers, the Compensation Committee reviews the range of compensation paid to employees in similar positions of the companies in a similar state of development in the medical and other relevant industries. While industry-wide practices are deemed to be important indicators of appropriate compensations levels, the Compensation Committee believes the most important considerations are individual and corporate performance, in setting an executive's base salary and cash incentive compensation.

     On an annual basis, goals for Company performance and individual goals and objectives for each of the Company's executive officers (including the Chief Executive Officer) are established by the Compensation Committee. Every six months, all executive officers other than the Chief Executive Officer are evaluated by the Chief Executive Officer on their performance with respect to their individual short-term goals and objectives. At this time, revised quarterly goals and objectives are established, if appropriate. Based upon their performance relative to their goals and objectives, the base salary of executive officers other than the Chief Executive Officer is generally adjusted once per year by the Compensation Committee.

     On an annual basis, the Compensation Committee evaluates the achievement of the annual goals and objectives established for the Chief Executive Officer and his contribution to the Company.

     In February 2000, the Company paid cash bonuses aggregating $108,622 to its Chief Executive Officer, Vice President of Finance and former Chief Executive Officer. The Compensation Committee intended for these bonuses to represent compensation for such officers' contributions to the development and achievements of the Company to December 31, 1999, including reducing operating losses, reducing debt levels and disposing of assets unrelated to the Company's prostate cancer focus. For the Company's 2000 fiscal year, the Compensation Committee has set additional goals and objectives for Company performance, as well as additional individual goals and objectives, with the intention of reviewing the appropriateness of additional incentive cash compensation for such year. Please refer to the table entitled "Summary Compensation" elsewhere in this Proxy Statement for information relating to the base salaries and cash bonus payments made during the Company's last three completed fiscal years to certain of its executive officers.

    Stock option awards are designed to promote the identity of long-term interests between the Company's employees and its stockholders and assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the executive's position with the Company and his or her actual or potential contributions to the Company in relation to his or her overall compensation. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating its employees. Because the option exercise price of the employee is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the long-term value of the Common Stock. Stock options, moreover, have been used to reward substantially all employees of the Company, not just at the executive officer level. The option program typically uses a four-year or greater vesting period to encourage employees to continue in the employ of the Company. Please refer to the table entitled
"Option Grants in Last Fiscal Year" elsewhere in this Proxy Statement for information regarding option grants to certain executive officers.



      1999 COMPENSATION FOR THE CHAIRMAN AND FORMER CHIEF EXECUTIVE OFFICER

     The amount and means of determining Mr. Simon's base annual salary for 1999 was fixed by the terms of his employment agreement with the Company, which was effective as of March 17, 1997. That employment agreement provided for an annual base salary for 1999 of $225,000. On December 1, 1999, the Company entered into a new employment agreement with Mr. Simon with respect to his position as Chairman of the Board of Directors, which provides for the same $225,000 annual base salary.

                1999 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The amount and means of determining Mr. Muscatello's base annual salary for 1999 was fixed by the terms of his amended employment agreement with the Company, which was effective as of December 1, 1999. This amended employment agreement provides for an annual base salary of $200,000, subject to yearly review and increase, and such incentive bonus payments as the Compensation Committee may from time to time determine. Mr. Muscatello's current annual salary is $200,000.


              COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162 (M)

     The Compensation Committee has not yet had the occasion to adopt a policy on the 1993 amendment to the Internal Revenue Code of 1986, as amended (the "Code"), disallowing deduction on compensation in excess of $1 million for certain executives of public companies. The Company believes that options granted under the 1991 Stock Option Plan are exempt from the limitation, and other compensation expected to be paid during fiscal year 1998 is below the compensation limitation.

Compensation Committee


Richard A. Sandberg
Thomas E. Tierney
E. Kevin Hrusovsky

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the NASDAQ Stock Market Total Return Index for U.S. Companies (the "NASDAQ Stock Market-U.S. Index") and the Chase H&Q Growth Index ("Chase H&Q Growth Index") over the period from the time of the Company's initial public offering of Common Stock on March 16, 1994 to December 31, 1999. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at March 16, 1994 and that all dividends were reinvested.

                   TABLE OF PLOT POINTS FOR PERFORMANCE GRAPH

                                                                   NASDAQ STOCK
   DATES              UROMED CORP.        CHASE H&Q GROWTH          MARKET-U.S.
   ------             -----------         ----------------         -------------
   Dec-94               100.00                 100.00                 100.00
   Jan-95               107.95                  99.44                 100.53
   Feb-94               129.55                 106.35                 105.81
   Mar-95               125.00                 111.54                 108.95
   Apr-95               127.27                 112.24                 112.38
   May-95               111.36                 111.79                 115.29
   Jun-95               147.73                 126.16                 124.62
   Jul-95               154.55                 144.12                 133.77
   Aug-95               172.73                 147.92                 136.49
   Sep-95               181.82                 157.36                 139.63
   Oct-95               193.18                 158.37                 138.83
   Nov-95               184.09                 164.92                 142.09
   Dec-95               234.09                 166.89                 141.33
   Jan-96               243.18                 166.38                 142.04
   Feb-96               254.55                 172.78                 147.46
   Mar-96               209.09                 172.18                 147.95
   Apr-96               190.91                 199.58                 160.21
   May-96               220.45                 210.76                 167.56
   Jun-96               250.00                 188.55                 160.01
   Jul-96               231.82                 156.97                 145.76
   Aug-96               188.64                 169.86                 153.94
   Sep-96               200.00                 188.45                 165.70
   Oct-96               184.09                 174.73                 163.87
   Nov-96               165.91                 172.23                 174.04
   Dec-96               177.27                 174.68                 173.89
   Jan-97               156.82                 183.73                 186.23
   Feb-97               147.73                 163.93                 175.93
   Mar-97               134.09                 140.95                 164.46
   Apr-97                70.45                 133.26                 169.58
   May-97                86.36                 161.33                 188.79
   Jun-97                63.64                 164.62                 194.59
   Jul-97                68.18                 175.28                 215.10
   Aug-97               105.68                 179.56                 214.79
   Sep-97               120.45                 198.43                 227.52
   Oct-97               105.68                 186.48                 215.67
   Nov-97                90.91                 178.51                 216.81
   Dec-97                64.20                 179.41                 213.07
   Jan-98                69.32                 177.66                 219.82
   Feb-98                42.61                 199.28                 240.49
   Mar-98                29.55                 213.37                 249.36
   Apr-98                37.50                 218.73                 253.57
   May-98                28.86                 197.96                 239.49
   Jun-98                20.23                 214.69                 256.21
   Jul-98                 9.43                 196.90                 253.22
   Aug-98                 4.66                 147.22                 203.17
   Sep-98                 4.66                 176.51                 231.37
   Oct-98                 5.91                 186.86                 241.36
   Nov-98                 7.16                 222.58                 263.78
   Dec-98                 5.23                 260.24                 300.25
   Jan-99                 7.50                 322.68                 343.91
   Feb-99                 5.57                 288.08                 313.08
   Mar-99                 4.32                 322.58                 335.86
   Apr-99                 5.91                 345.45                 345.30
   May-99                 5.57                 331.61                 337.34
   Jun-99                 5.00                 369.51                 367.47
   Jul-99                 4.66                 361.50                 362.12
   Aug-99                 4.32                 376.51                 376.46
   Sep-99                 4.09                 400.30                 375.85
   Oct-99                 4.20                 445.02                 403.16
   Nov-99                 3.75                 537.33                 446.17
   Dec-99                 3.98                 729.00                 542.43

                                   PROPOSAL 2

                    Adoption of the Company's Second Amended
                       and Restated 1991 Stock Option Plan

     Effective August 15, 1995, the Company's Amended and Restated 1991 Stock Option Plan (the "Amended and Restated Plan") was amended for the purpose of providing for the grant of formula stock options ("Formula Grants") to directors who are not officers or employees of the Company (the "Outside Directors"). Prior to the adoption of such amendments, members of the Compensation Committee were ineligible for grants of options under the 1991 Stock Option Plan.

     The Board of Directors has considered and approved certain amendments to the Amended and Restated 1991 Stock Option Plan, resulting in the Second Amended and Restated 1991 Stock Option Plan (the "Second Amended and Restated Plan" or the "Plan") and is proposing the Second Amended and Restated Plan, as it amends the existing Amended and Restated Plan, for stockholder approval.

     Because as of March 10, 2000, options to purchase an aggregate of 287,394 shares of Common Stock have been granted and exercised from 1991 to date, and options to purchase 274,377 shares of Common Stock are currently issued to current employees, officers and directors, only 78,229 shares of Common Stock remain available for issuance in the future. Among other things, the Second Amended and Restated Plan increases the number of shares of Common Stock authorized for issuance in an effort to replace those options which have been granted and exercised since 1991.

     The Second Amended and Restated Plan amends the Amended and Restated Plan by making the following changes:

     1. Increasing the number of authorized shares of Common Stock reserved for issuance pursuant to stock options from 640,000 shares to 890,000 shares;

     2. Changing the number of shares issuable pursuant to stock options granted to Outside Directors elected after January 1, 2000 on the date of such election from 4,000 shares to 10,000 shares ("Up-Front Formula Grants");

     3. Changing the vesting  period for such Up-Front  Formula  Grants from six
(6) equal installments over six (6) years to three (3) equal installments over three (3) years;

     4. Changing the number of shares of Common Stock issuable pursuant to quarterly Formula Grants ("Quarterly Formula Grants") commencing on May 15, 2000 from 150 shares to 500 shares; and

     5. Eliminating the restriction that no Outside Director may receive more than 24 Quarterly Formula Grants.

     As of March 10, 2000, 37 individuals were eligible to participate in the Plan. As of March 10, 2000, 561,771 shares were issued or issuable upon exercise of options granted according to the Plan, and options to purchase an additional 78,229 shares remained available for grant.

     The Board of Directors has directed that the Second Amended and Restated Plan be submitted to the stockholders in its entirety for approval in order to meet the requirements of the Nasdaq Stock Market, Inc. applicable to companies with securities listed on the Nasdaq SmallCap Market.

     The Board of Directors believes that the Second Amended and Restated Plan will enable the Company to continue its general practice of making grants of stock options to employees, Outside Directors and consultants to the Company, thereby encouraging stock ownership by such persons and providing additional incentives for them to promote the success of the Company's business.

     Set forth below is a summary of certain provisions of the Second Amended and Restated Plan and a general description of the Federal income tax rules applicable to the grant and exercise of stock options under such Plan. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Second Amended and Restated Plan, which is attached hereto as Appendix 1 and is incorporated herein by reference.

     Purpose of the Plan. The purpose of the Plan is to encourage ownership of the Company's Common Stock by employees, Outside Directors and consultants to the Company and its subsidiaries and to provide additional incentives for them to endeavor for the success of the Company's business.

     Administration. The Plan is administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Compensation Committee also has broad discretion to construe and interpret the Plan and adopt rules and regulations thereunder.

     Eligibility. Awards may be granted under the Plan to persons who are employees, Outside Directors or consultants to the Company or a subsidiary. These eligible employees include officers and directors of the Company, except that no member of the Compensation Committee is eligible to receive options under the Plan other than pursuant to Formula Grants.

     Shares Subject to the Plan. The Plan provides that options to purchase up to an aggregate of 890,000 shares of Common Stock may be granted. This limit is subject to adjustment for stock dividends, stock splits or other changes in the Company's capitalization. In addition, any option that expires or terminates for any reason without having been exercised may be reissued under the Plan. As of December 31, 1999, 246,696 shares had been issued upon exercise of options granted under the Plan, 312,975 shares were issuable upon exercise of outstanding options under the Plan and 80,329 shares were available for future grants of options under the Plan. The last sale price of a share of Common Stock on the Nasdaq SmallCap Market on March 10, 2000 was $6.563.

     Terms of Options. The Compensation Committee in its discretion may issue stock options which qualify as incentive stock options under the Code (to be issued to employees only) or non-statutory stock options (which may be issued to any eligible employee or consultant). Under the Plan, the Compensation Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the applicable exercise price. However, no incentive stock option may be exercised more than 10 years after it is granted (5 years, in the case of any incentive stock option granted to the owner of 10% or more of the voting power of the Common Stock (a "10% Holder")), and the exercise price of any incentive stock option may not be less than the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of any 10% Holder).

     Payment for shares purchased upon exercise of any option under the Plan must be made in full when the option is exercised, with such payment to be made by cash, check or the surrender of shares of Common Stock having a fair market value equal to the aggregate exercise price of the options being exercised. Except for certain permitted transfers of nonstatutory stock options to certain immediate family members, no option may be transferred except by will or the laws of descent and discretion and distribution and, during the optionee's lifetime, the option may be exercised only by the optionee. If an optionee's employment or association with the Company terminates for any reason, including without limitation by reason of voluntary severance, involuntary severance, death or retirement, any option exercisable on the date of termination may be exercised by the optionee but only for the period specified in the applicable option agreement.

     Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by any employee in any calendar year may not exceed $100,000 (with any excess portion of such options to be treated as non-statutory stock options).

     Formula Grants. Members of the Compensation Committee may be granted options under the Plan only by Formula Grants thereunder. Options granted pursuant to a Formula Grant are non-statutory stock options. Formula Grants require no action by the Compensation Committee or the Board of Directors and occur as follows:


     1. Each individual who is elected to the Board of Directors after January 1, 2000 but during the term of the Plan and who was never before a member of the Board and is not, immediately prior to such election, an officer or employee of the Company, shall be granted an option to purchase 10,000 shares of Common Stock. These Formula Grants become exercisable in three (3) equal installments on each of the next three (3) annual meetings of the stockholders of the Company (or special meetings in lieu of such annual meetings) provided the director is an Outside Director on the day immediately prior to such date and has been a director of the Company since the last annual meeting of shareholders of the Company (or special meeting in lieu thereof). In the event that an Outside Director was not elected at an annual meeting of stockholders of the Company or at a special meeting in lieu thereof, the Formula Grant shall become exercisable for the first installment of vested shares on the date of the Company's next annual meeting of stockholders of the Company or special meeting in lieu thereof following the first (1st) anniversary of the date of such Outside Director's election or appointment to the Board and thereafter for additional installments on the next two following annual meetings of the stockholders of the Company (or special meetings in lieu thereof), provided the director is an Outside Director on the day immediately prior to such date and has been a director of the Company since the last annual meeting of shareholders of the Company (or special meeting in lieu thereof). As of December 31, 1999, formula options under the Amended and Restated 1991 Stock Option Plan (i.e., options to purchase 4,000 shares of Common Stock under the old formula option provisions) to purchase an aggregate of 10,800 shares of Common Stock had been granted to directors of the Company, and no new formula options under the Second Amended and Restated 1991 Stock Option Plan had been granted to directors of the Company.

     2. Commencing on May 15, 2000, each Outside Director (including any incumbent Outside Directors) who, on any February 15, May 15, August 15 or November 15 of any year after the first anniversary of the date on which such Outside Director was first elected to the Board of Directors, is a director of the Company, shall be granted an option to purchase 500 shares of Common Stock. Each of these options are exercisable immediately upon their grant. As of December 31, 1999, under the old Quarterly Formula Grants (i.e., options to purchase 150 shares of Common Stock granted quarterly), options to purchase an aggregate of 10,800 shares had been granted to Richard A. Sandberg, Thomas E. Tierney, David P. Fialkow and Elizabeth B. Connell under this provision of the Plan.

     Non-statutory options granted pursuant to Formula Grants have an exercise price equal to the fair market value of the Common Stock on the date of such Formula Grant and have a term of ten years. Options granted pursuant to Formula Grants to outside directors who are not reelected or are removed from the Board of Directors are exercisable thereafter only until the earlier of (i) the expiration date specified for such options in the applicable option award agreement or (ii) ninety days after such director's term of service expires, in the case of non-reelection, or is terminated, in the case of removal.

     Summary of Tax Consequences. The following is a brief and general discussion of the federal income tax rules applicable to stock options granted under the Plan. With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax, and the Company will not be entitled to a deduction for federal income tax purposes as a result of the grant or exercise of the option. If an optionee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain, or loss, based on the difference between the amount realized on the sale or disposition and his or her option price, and the Company will not be entitled to a deduction at the time the options sells such option shares. If these holding periods are not satisfied, then upon disposition of the shares the optionee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the option price, plus capital gain in respect of any additional appreciation, and the Company will generally be allowed an income tax deduction in the same amount at the time of such disposition. With respect to a non-statutory stock option under the Plan, an optionee will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an optionee realizes compensation income with respect to an option.

     Termination.  The Plan will terminate on March 29, 2010.

     Options Granted under the Plan. As of December 31, 1999, options for the purchase of a total of 312,975 shares of Common Stock were outstanding under the Plan (of which 83,069 were exercisable as of such date), and options or other awards to purchase an additional 80,329 shares remained available for grant under the Plan. The following table sets forth information as of December 31, 1999 with respect to stock options which have been received since the Plan was adopted by the Company by (i) each of the Company's Chief Executive Officer, former Chief Executive Officer and the other executive officer of the Company named in the Summary Compensation Table, (ii) all executive officers of the Company as a group, (iii) each of the directors of the Company, (iv) all directors of the Company, other than those who are executive officers, as a group, and (v) all employees of the Company, excluding executive officers, as a group.


                   Option Grants under 1991 Stock Option Plan

                                                               Option
Name                                                          (shares)(1)
----------------                                              -----------
John G. Simon...............................................     12,992
Daniel Muscatello...........................................    108,189
Richard A. Sandberg.........................................     12,576
Thomas E. Tierney...........................................     12,576
Elizabeth B. Connell, M.D...................................      7,700
E. Kevin Hrusovsky..........................................       --
Domenic C. Micale...........................................     19,800
All executive officers as a group...........................    127,989
All directors of the Company,
 excluding executive officers as a group....................     45,844
All employees of the Company
 excluding executive officers as a group....................    385,838

--------------------------

     (1) Excludes options issued and subsequently terminated.


     The Board of  Directors  believes  that  approval of the  Company's  Second
Amended and Restated 1991 Stock Option Plan is in the best interests of all stockholders and recommends that the stockholders vote "FOR" Proposal 2. The enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of Common Stock voted on the issue at the Meeting, in person or by proxy, is required to ratify the adoption of the Second Amended and Restated Plan by the Board of Directors.

     If the proposal to adopt the Second Amended and Restated Plan is not approved at the Meeting, the Company's Amended and Restated 1991 Stock Option Plan as previously adopted by the Board of Directors of the Company and approved by the stockholders of the Company will remain in full force and effect.

                                   PROPOSAL 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP, independent accountants, have been independent accountants of the Company since 1991. The Board of Directors has recommended that the stockholders ratify the reappointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current year.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to answer any appropriate questions.

     The Board of Directors recommends that the stockholders vote "FOR" the proposal to ratify the appointment of PricewaterhouseCoopers LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this proposal is required for ratification of the appointment of PricewaterhouseCoopers LLP. In the event the appointment of PricewaterhouseCoopers LLP should not be ratified by the stockholders, the Board of Directors will make another appointment to be effective at the earliest possible time.


                              STOCKHOLDER PROPOSALS

     The Board will make provision for presentation of proposals by stockholders at the 2001 Annual Meeting of Stockholders (or special meeting in lieu thereof) provided such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission. Such proposals must be received by the Company no later than December 11, 2000 to be considered for inclusion to the Company's proxy materials relating to that meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1999. To the best knowledge of the Company, all of these filing requirements were satisfied by the Company's directors, officers and ten percent holders with the following exceptions. Messrs. Simon, Muscatello, Micale, Sandberg, Fialkow, Tierney and Dr. Connell made late Form 5 filings. In making these statements, the Company has relied upon the written representation of its directors, officers and its ten percent holders and copies of the reports that they have filed with Securities and Exchange Commission.

                                     GENERAL

     The Board of Directors of the Company knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

     THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY STOCKHOLDER FROM WHOM A PROXY IS SOLICITED PURSUANT TO THIS PROXY STATEMENT, UPON WRITTEN REQUEST FROM SUCH STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1999. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO THE MANAGER OF INVESTOR RELATIONS AT UROMED CORPORATION, 1400 PROVIDENCE HIGHWAY, BUILDING 2, NORWOOD, MASSACHUSETTS, 02062.

     The Company expects to hold its next stockholder meeting on May 18, 2001 and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.



John G. Simon
Chairman of the Board
                                     15

                               UroMed Corporation
    Proxy for the Special Meeting of Stockholders to be held on May 12, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoint(s) Daniel Muscatello and Domenic C. Micale, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of UroMed Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts on Friday May 12, 2000 at 9:00 a.m., or any adjourned session thereof.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall vote in person at such meeting or revoke this proxy in writing before it is exercised.

                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                        PROMPTLY IN THE ENCLOSED ENVELOPE

     Please sign this Proxy exactly as your name(s) appear(s) on the reverse side hereof. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

    HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?


   -------------------------                         ------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

     1. To elect the following persons as Class III Directors (except as marked below):
                              John G. Simon
                              Richard A. Sandberg

FOR ALL NOMINEES               WITHHOLD      FOR ALL EXCEPT
     [ ]                          [ ]             [ ]

     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

     2) A proposal to adopt the Company's Second Amended and Restated 1991 Stock Option Plan.

     FOR                         AGAINST         ABSTAIN
     [ ]                           [ ]             [ ]

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the 2000 fiscal year.

     FOR                         AGAINST         ABSTAIN
     [ ]                           [ ]             [ ]

     4. To transact such other business as may properly come before the meeting or at any adjourned session of the meeting.

    UROMED CORPORATION

    CONTROL NUMBER:

    RECORD DATE SHARES:

    Please be sure to sign and date this Proxy.

    Date  ________________

    Stockholder sign here  -------------------------
    Co-owner sign here     -------------------------

    Mark box at right if an address or comment has been noted on the reverse side of this card. [ ]

DETACH CARD                                                      DETACH CARD


    UROMED CORPORATION

Dear Stockholder:

     Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operations of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

     Your vote must be received prior to the Special Meeting of Stockholders of the Company on Friday, May 12, 2000.

     Thank you in advance for your prompt consideration of these matters.

Sincerely,

UroMed Corporation

                                   Appendix 1


                             As Amended and Restated
                              as of March 29, 2000


                               UROMED CORPORATION
               SECOND AMENDED AND RESTATED 1991 STOCK OPTION PLAN


     1. Definitions. As used in this Second Amended and Restated 1991 Stock Option Plan of UroMed Corporation, the following terms shall have the following meanings:

     1.1. Awarded Option means all Options other than Formula Options.

     1.2. Board means the Company's Board of Directors.

     1.3. Code means the federal Internal Revenue Code of 1986, as amended.

     1.4. Committee means the Compensation Committee of the Board, or any other committee appointed by the Board, responsible for the administration of the Plan as provided in section 5 of the Plan.

     1.5. Company means UroMed Corporation, a Massachusetts corporation.

     1.6. Employment Agreement means an agreement, if any, between the Company and an Optionee, setting forth, inter alia, conditions and restrictions upon the transfer of shares of Stock.

     1.7. Fair Market Value means on any date (i) if the Stock is traded on a stock exchange or on the Nasdaq SmallCap Market, the closing price on the date in question or, if no trades were reported on such date, the closing price on the most recent trading day preceding such date on which a trade occurred, and
(ii) if the Stock is not traded on a stock exchange or on the Nasdaq National Market, the value of a share of Stock on such date as determined by the Committee.

     1.8. First Amended and Restated Plan means the Company's Amended and Restated 1991 Stock Option Plan effective August 15, 1995.

     1.9. Formula Grant means a grant of Options pursuant to Section 8.1.

     1.10. Formula Grant Date shall have the meaning specified in Section 8.1

     1.11. Formula Options means Options granted pursuant to Section 8.

     1.12. Grant Date means the date as of which an Option is granted, as determined under Section 7.1.

     1.13. Incentive Option means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

     1.14. Nonstatutory Option means any Option that is not an Incentive Option.

     1.15. Option means an Awarded Option or Formula Option to purchase shares of Stock granted under the Plan.

     1.16. Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

     1.17. Option Price means the price paid by an Optionee for a share of Stock upon exercise of an Option.

     1.18. Optionee means a person eligible to receive an Option, as provided in
Section 6, to whom an Option shall have been granted under the Plan.

     1.19. Outside Director shall mean a member of the Board who is not an officer or an employee of the Company or any Subsidiary.

     1.20. Plan means this Second Amended and Restated 1991 Stock Option Plan of the Company, as amended from time to time.

     1.21. Stock means Common Stock, no par value, of the Company.

     1.22. Subsidiary means any corporation which qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

     1.23. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

     1.24. Termination of Service with respect to any Outside Director shall be deemed to have occurred at the close of business on the last day on which such Outside Director is a director of the Company.

     1.25. Vested Shares, as of any date, means those shares of Stock available at that date for purchase by exercise of a Formula Option pursuant to Section 8.4.

     1.26. Vesting Year for any portion of any Incentive Option means the calendar year in which that portion of the Option first becomes exercisable.

     2. Purpose. This Plan is intended to encourage ownership of Stock by employees and outside directors of and consultants to the Company and its Subsidiaries and to provide additional incentives for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Options granted hereunder are required to be Incentive Options.

     3. Term of the Plan. Options may be granted hereunder at any time in the period commencing on the approval of the Plan by the Board and ending not later than ten (10) years after the earlier of adoption of the Plan by the Board or approval of the Plan by shareholders.

     4. Stock Subject to the Plan. At no time shall the number of shares of Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan, exceed 890,000 shares, subject, however, to the provisions of Section 13 of the Plan. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

     5. Administration. The Plan shall be administered by the Committee. No member of the Committee shall receive a grant of an Option other than a Formula Option during service on the Committee and, except for Options granted prior to December 31, 1993 and for Formula Options, no member of the Committee shall have received a grant of an Option during the one-year period preceding such service. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making the following determinations with respect to each Option, other than a Formula Option, to be granted by the Company: (a) the employee or consultant to receive the Option; (b) whether the Option (if granted to an employee) will be an Incentive Option or Nonstatutory Option; (c) the time of granting the Option;
(d) the number of shares subject to the Option; (e) the Option Price; (f) the Option period; and (g) the Option exercise date or dates. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) other than for Formula Options, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 5 shall be conclusive.

     6. Eligibility. An Option shall be granted only to an employee or consultant of one or more of the Company or any Subsidiary or any Outside Director. As provided in Section 5, no member of the Committee shall be eligible to receive an Option other than a Formula Option.

     7. Awarded Options.

     7.1. Time of Granting Options. The granting of an Awarded Option shall take place at the time specified in the Option Agreement. Only if expressly so provided in the Option Agreement, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

     7.2. Option Price. The Option Price under each Awarded Option shall be determined by the Committee but, in the case of any Incentive Option, shall be not less than 100% of the Fair Market Value of Stock on the Grant Date, or not less than 110% of the Fair Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The Option Price under each Nonstatutory Option shall not be so limited solely by reason of this Section 7.2.

     7.3. Option Period. No Incentive Option may be exercised later than the tenth (10th) anniversary of the Grant Date, but in any case not later than the fifth (5th) anniversary of the Grant Date, if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section 7. An Awarded Option may become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Awarded Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Awarded Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Awarded Option to fail to comply with the provisions of Section 422 of the Code.

     7.4. Limit on Incentive Option Characterization. No Incentive Option shall be considered an Incentive Option to the extent pursuant to its terms it would permit the Optionee to purchase for the first time in any Vesting Year under that Incentive Option more than the number of shares of Stock calculated by dividing the current limit by the Option Price. The current limit for any Optionee for any Vesting Year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the Vesting Year under each other Incentive Option granted to the Optionee under the Plan after December 31, 1986 and each other incentive stock option granted to the Optionee after December 31, 1986 under any other incentive stock option plan of the Company (and any parent corporation and Subsidiaries).

     7.5. Exercise of Option. An Awarded Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares with respect to which the Awarded Option is then being exercised. The notice shall be accompanied by payment in the form of cash, or certified or bank check payable to the order of the Company in an amount equal to the option price of the shares to be purchased plus any required withholding tax as provided in Section 11; provided, however, that after the date that any shares of Stock have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for sale to the public, such payment may be made, at the election of the Optionee or other person or persons entitled to exercise the Awarded Option: (1) in cash or certified or bank check as provided above; (2) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the day the Awarded Option is exercised) evidenced by negotiable stock certificates registered in the sole name of the Optionee or the names of the Optionee and spouse; or (3) in any combination of the consideration referred to in (1) and (2) above. Receipt by the Company of such notice and payment shall constitute the exercise of the Awarded Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

     7.6. Termination of Association with the Company. If the Optionee's employment or association with the Company is terminated, whether voluntarily or otherwise, the Awarded Option, to the extent the Awarded Option is exercisable on the date of termination, may be exercised by the Optionee but only for the period specified in the Option Agreement. Military or sick leave shall not be deemed a termination of employment, provided that it does not exceed the longer of 90 days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract.

     8. Formula Options.

     8.1. Directors Elected For First Time. (a) Each individual who is elected to the Board after September 1, 1995 but during the term of the First Amended and Restated Plan, and was never before a member of the Board, and who is not, immediately prior to his or her election to the Board, either an officer or employee of the Company or any Subsidiary, whether elected at an annual or special stockholders' meeting or by action of the Board, shall be granted, on the date of such meeting or other appointment, a Nonstatutory Option to purchase 4,000 shares of Stock.

     (b) Each individual who is elected to the Board of Directors after January 1, 2000 and during the term of the Plan, and was never before a member of the Board, and who is not, immediately prior to his or her election to the Board, either an officer or employee of the Company or any Subsidiary, whether elected at an annual or special stockholders' meeting or by action of the Board, shall be granted, on the date of such meeting or other appointment (as used in or with reference to this Section 8.1 with respect to the election or appointment referred to in paragraph (a) or (b) of this Section 8.1, a "Formula Grant Date"), a Nonstatutory Option to purchase 10,000 shares of Stock.

     8.2. Quarterly Formula Grants. Commencing with August 15, 1995 and continuing until but not including May 15, 2000, each Outside Director (including any incumbent Outside Directors) who, on any February 15, May 15, August 15, or November 15 occurring after the first anniversary of the date on which the Outside Director's was first elected to the Board (also referred to as a "Formula Grant Date"), is a director of the Company, shall be granted a Nonstatutory Option on such date to purchase 150 shares of Stock, all of which shall be considered Vested Shares at the time of grant. Commencing with May 15, 2000, each such Outside Director shall be granted a Nonstatutory Option on such date to purchase 500 shares of Stock, all of which shall be considered Vested Shares at the time of grant.

     8.3. Terms of Formula Options. Each Formula Option granted to an Optionee under Section 8 shall have an exercise price equal to 100% of the Fair Market Value of the Stock on the applicable Formula Grant Date. Each Formula Option granted under Section 8.1(a) hereof shall become exercisable for Vested Shares in six (6) equal installments, with the Formula Option becoming exercisable for the first installment of Vested Shares on the date of the Company's next annual meeting of stockholders of the Company or special meeting of stockholders in lieu of an annual meeting, as the case may be, and additional installments of Vested Shares shall become exercisable on the day of each of the Company's next five (5) annual meetings of stockholders of the Company or special meetings in lieu of an annual meeting, in each case if the Optionee remains an Outside Director of the Company on the day immediately preceding the applicable date and has been a director for the previous year. Each Formula Option granted under
Section 8.1(b) hereof shall become exercisable for Vested Shares in three (3) equal installments, with the Formula Option becoming exercisable for the first installment of Vested Shares on the date of the Company's next annual meeting of stockholders of the Company or special meeting of stockholders in lieu of an annual meeting, as the case may be, following the annual meeting of stockholders of the Company or special meeting in lieu thereof at which the Outside Director was elected, and additional installments of Vested Shares shall become exercisable on the day of each of the Company's next two (2) annual meetings of stockholders of the Company or special meetings in lieu thereof, in each case if the Optionee remains an Outside Director of the Company on the day immediately preceding the applicable date and was a director for the previous year. In the event that an Outside Director was not elected at an annual meeting of stockholders of the Company or at a special meeting in lieu thereof, the Formula Option shall become exercisable for the first installment of Vested Shares on the date of the Company's next annual meeting of stockholders of the Company or special meeting in lieu thereof following the first (1st) anniversary of the date of such Outside Director's election or appointment to the Board and thereafter as described for additional installments in the preceding sentence. Each Formula Option granted under Section 8.2 shall be exercisable for Vested Shares on the applicable Formula Grant Date. No Formula Option granted pursuant to this Section 8 is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. The Formula Grants shall be evidenced by Option Agreements. The Option Agreements shall contain provisions consistent with this Section 8, and the Option Agreements shall contain identical terms and conditions, except (i) as otherwise required by this Section 8 and (ii) for any restrictions imposed with respect to Formula Grants granted prior to the receipt of any stockholders' approval required pursuant to Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended.

     8.4. Option Period. The Option Period for any Formula Option granted pursuant to this Section 8 shall be ten years from the date of grant. No Formula Option may be exercised at any time unless the Formula Option is valid and outstanding as provided in this Section 8 and represent Vested Shares.

     8.5. Exercisability. A Formula Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole for that number of Vested Shares then subject to such Formula Option.

     8.6. Method of Exercise. A Formula Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares with respect to which the Formula Option is then being exercised. The notice shall be accompanied by payment in the form of cash, or certified or bank check payable to the order of the Company, in an amount equal to the Option Price of the shares to be purchased plus any required withholding tax as provided in Section 11; provided, however, that after the date that any shares of Stock have been registered under the Securities Act, for sale to the public, such payment may be made, at the election of the Optionee or other person or persons entitled to exercise the Formula Option: (1) in cash or certified or bank check as provided above; (2) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the day the Formula Option is exercised) evidenced by negotiable stock certificates registered in the sole name of the Optionee or the names of the Optionee and spouse; or (3) in any combination of the consideration referred to in (1) and (2) above. Receipt by the Company of such notice and payment shall constitute the exercise of the Formula Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares of Stock shall be fully paid and nonassessable.

     8.7.  Termination of Service.  After an Outside  Director's  Termination of
Service a Formula Option shall remain exercisable, subject to adjustment as provided in Section 13, only with respect to the number of shares of Stock that the Optionee could have acquired by an exercise of the Formula Option immediately prior to the Termination of Service, but in no event shall any Formula Option be exercisable after the earlier to occur of (i) the expiration date of the Formula Option as specified in the applicable Option Agreement, or
(ii) ninety (90) days after the Termination of Service.

     9. Restrictions on Issue of Shares.

     (a) Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of shares of Stock covered by the exercise of any Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until
(i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

     (1) the shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under the Securities Act; or

     (2) a no-action letter in form and substance reasonably satisfactory to the Company with respect to the issuance of such shares shall have been obtained by the Company from the Securities and Exchange Commission.

     The Company shall make all reasonable efforts to bring about the occurrence of said events.

     (b) Each certificate representing shares issued upon the exercise of an Option will bear restrictive legends which may refer to this Plan and to applicable restrictions under the Employment Agreement.

     10. Purchase for Investment; Subsequent Registration.

     (a) Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option as an investment and not with a view to, or for sale in connection with, the distribution of any such shares.

     (b) Each share of Stock issued pursuant to the exercise of an Option granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 10 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to said Stock.

     (c) If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Stock with respect to which an Option shall have been granted, or to qualify any such shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Option holder, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     11. Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.

     (a) Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.

     (b) The Company may require as a condition to the issuance of shares covered by any Incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such option give a satisfactory written representation promising to make such a remittance.

     12. Transferability of Options. Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee; provided, however, that this Section shall not bar a transfer, assignment or sale of Nonstatutory Options by an Optionee to, or for the benefit of, such Optionee's parents, siblings, spouse and issue, spouses of such Optionee's issue, or any trust for the benefit of, or the legal representative of, any of the preceding persons (each an "Immediate Family Member"), who shall take and be entitled to exercise such Nonstatutory Options subject to all the limitations set forth in this Plan and the applicable Option Agreement. Such Nonstatutory Options transferred to an Immediate Family Member during the lifetime of such an Optionee shall be deemed to be owned and held by such Optionee rather than by the transferee, unless prior to any such transfer, assignment or sale such transferee shall execute an instrument of adherence to the applicable Option Agreement, and such instrument of adherence is in form and substance satisfactory to the Company.

     13. Adjustment of Number of Option Shares. In the event of any stock dividend payable in Stock or any split-up or contraction in the number of shares of Stock after the date of the Option Agreement and prior to the exercise in full of the Option, the number of shares subject to such Option Agreement and the price to be paid for each share subject to the Option shall be proportionately adjusted. In the event of any reclassification or change of outstanding shares of Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of stock or other securities equivalent in kind and value to those shares an Optionee would have received if he or she had held the full number of shares of Stock subject to the Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option shall thereupon be subject to the Option. Upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ or retained as a consultant of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Stock of the nature contemplated by this Section 13, the number of shares of Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted.

     14. Reservation of Stock. The Company shall at all times during the term of the Option reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

     15. Limitation of Rights in Stock; No Special Employment or Other Rights. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee or his agent. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, the By-laws of the Company, and the Employment Agreement, if any. Nothing contained in the Plan or in any Option shall confer upon any Optionee any right with respect to the continuation of his or her employment with, or retention as a consultant, director or advisor to, the Company (or any subsidiary), or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or advisory relationship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

     16. Termination and Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option. In considering whether to modify or amend the Plan, the Board shall consider whether such modification or amendment requires the consent of the Company's stockholders to continue to be eligible for the favorable treatment given to the Plan pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Section 422 of the Code. If such consent would be required for such amendment, and the Board determines that the continuation of such treatment under Rule 16b-3 and Section 422 (or any successor provisions) is desirable for the Company, then the Board shall seek the appropriate stockholder consent for such amendment. Notwithstanding the foregoing, the provisions of Sections 1, 5, 6, and this
Section 16, insofar as they relate to Formula Options, and Section 8 shall not be amended more often than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

     17. Notices and Other Communications. All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Optionee, at his or her residence address last filed with the Company, and (b) if to the Company, at 1400 Providence Highway, Building #2, Norwood, MA 02062, Attention: President or to such other persons or addresses as the Optionee or the Company may specify by a written notice to the other from time to time.